Exhibit 99.1

                                                            [Logo]Countrywide(R)
                                                                  HOME LOANS


                                                      400 Countrywide Way
March 10, 2006                               Simi Valley, California 93065-6298

Deutsche Bank and National Trust Company
Re: Soundview 2005-4
1761 E. St. Andrews Place
Santa Ana, CA 92705
Attn: Eiko Akiyama


                              OFFICER'S CERTIFICATE


I, Joseph Candelario, hereby certify that I am the First Vice President, Loan Administration of Countrywide Home Loans, Inc., fka Countrywide Funding Corporation. I further certify, with respect to the Servicing Agreements for Countrywide Mortgage Obligations, Inc., the following:

I have reviewed the activities and performance of the Servicer during the fiscal year ended December 31, 2005 under the Agreements and, to the best of my knowledge, based on my review, the Servicer has fulfilled all of its duties, responsibilities or obligations under the Agreements throughout the fiscal year.



/s/ Joseph Candelario                             March 10, 2006
--------------------------------                  --------------
Joseph Candelario                                 Date
First Vice President
Compliance Officer
Loan Administration